UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

May 29, 2015 (May 27, 2015)

Date of Report (Date of earliest event reported)

FCB FINANCIAL HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36586	27-0775699
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS Employer Identification Number)

2500 Weston Road, Suite 300

Weston, Florida 33331

(Address of principal executive offices)

(954) 984-3313

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders

On May 27, 2015, FCB Financial Holdings, Inc. (the “Company”) held its annual meeting of stockholders (the “Annual Meeting”) and the following proposals were voted on:

Proposal No. 1:    To elect Kent S. Ellert, Howard R. Curd, Gerald Luterman and Paul Anthony Novelly as Class I Directors for a three year term of office expiring at the 2018 Annual Meeting of Stockholders.

Proposal No. 2:    To ratify the Audit Committee’s selection of Grant Thornton LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2015.

Proposal No. 3:    To approve the FCB Financial Holdings, Inc. Executive Incentive Plan.

Each proposal is described in detail in the Company’s definitive proxy statement for the Annual Meeting, filed with the Securities and Exchange Commission on April 9, 2015. The results of such stockholder votes are set forth below.

Proposal No. 1: All of the director nominees were elected to the Board based on the following votes:

	FOR	WITHHELD	BROKER NON-VOTE
Kent S. Ellert	19,921,352	7,858,940	3,648,454
Howard R. Curd	22,410,994	5,369,298	3,648,454
Gerald Luterman	20,638,179	7,142,113	3,648,454
Paul Anthony Novelly	20,462,608	7,317,684	3,648,454

Proposal No. 2: The proposal to ratify the Audit Committee’s selection of Grant Thornton LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2015 received the following votes:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTE
31,424,546	—	4,200	—

Proposal No. 3. The proposal to approve the FCB Financial Holdings, Inc. Executive Incentive Plan received the following votes:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTE
26,953,063	790,627	36,602	3,648,454

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 29, 2015	FCB FINANCIAL HOLDINGS, INC.

	By:	/s/Paul D. Burner
Name: Paul D. Burner
Title: Chief Financial Officer